                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                  July 8, 2004
                                 Date of Report
                        (Date of Earliest Event Reported)

                            DEEP WELL OIL & GAS, INC.
             (Exact Name of Registrant as Specified in its Charter)

       Nevada                       0-24012                13-3087510
   (State or other              (Commission File         (IRS Employer
   jurisdiction of                File Number)         Identification No.)
    incorporation)

                         Suite 3175 246 Stewart Green SW
                        Calgary, Alberta, Canada T3H 3C8
                    (Address of Principal Executive Offices)

                                 (403) 686-6104
              (Registrant's Telephone Number, including area code)

Item 7.01   Regulation FD Disclosure
Item 8.01   Other Events

For purposes of this Form 8-K, the Registrant, Deep Well Oil & Gas, Inc., is referred to herein as "we" or "our".

On July 8, 2004, our Board of Directors approved the acquisition of Mikwec
Energy Canada, Ltd. ("Mikwec"), a privately held Alberta, Canada corporation. We are filing this report on Form 8-K to provide information regarding our completed acquisition of 99% of the outstanding common stock of Mikwec. On July
9, 2004, we reported on Form 8-K that we entered into an agreement to acquire a majority of the outstanding shares of Mikwec's common stock from its majority shareholder, in exchange for newly issued restricted shares of our common stock.
Mikwec's Board of Directors approved the transaction and recommended that its common and preferred stock shareholders agree to exchange their shares of Mikwec for newly issued shares of our common stock.

As of the date of this filing, we have received the approval of ninety nine percent (99%) of the holders of Mikwec's common stock and 100% of the holders of the preferred shares. We have received irrevocable documents of share transfer from ninety nine percent (99%) of the holders of Mikwec's common stock and 100 percent (100%) of the preferred holders. As a result we hold ninety nine percent (99%) of the outstanding common stock of Mikwec and 100% of the preferred.

As required by the exchange agreement, the sole officer and director of Mikwec has resigned. Our Board of Directors has appointed William Tighe to serve as the sole officer and director of Mikwec; William Tighe has accepted the appointment.

Additionally, we and Mikwec have executed Articles of Share Exchange reflecting the acquisition by us of ninety nine percent (99%) of Mikwec.

The parties have also waived certain conditions to the closing and are still delivering other documentation required by the Exchange Agreement, which we do not expect to have a material effect upon our acquisition of the ninety nine percent (99%) interest of Mikwec's common stock or the acquisition of 100% of
Mikwec's preferred stock. The Exchange Agreement contained various conditions to closing, specific representations by the parties, and was subject to due diligence of the parties. We deem all conditions to the closing to be materially satisfied and Mikwec's management [prior to the appointment of William Tighe]
has advised us that the foregoing have been satisfied

In connection with the transaction, no change in our voting control occurred and there was no change in our Board of Directors. Upon delivery of the shares to the common and preferred shareholders of Mikwec, we will have approximately
53,364,843 shares of our common stock outstanding.

Item 9.01  Financial Statements and Exhibits
(c) Exhibits

Exhibit
number   Description
10.1     Exchange Agreement between Deep Well Oil & Gas, Inc. and Mikwec
         Energy Canada Ltd.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                        DEEP WELL OIL & GAS, INC.

DATED: November 5, 2004                    /s/ Steven Gawne
                                           Steven Gawne, President